Exhibit 23(e)(1)(a)
23(e)(1)(a)
Underwriting Agreement — Amended Schedule I dated July 1, 2009

AMENDED SCHEDULE I
UNDERWRITING AGREEMENT
     The following series and classes of shares are offered effective as of July 1, 2009:

Transamerica AllianceBernstein	Transamerica American Century	Transamerica Asset Allocation –
International Value	Large Company Value	Conservative Portfolio
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class R

Transamerica Asset Allocation – Growth	Transamerica Asset Allocation –	Transamerica Asset Allocation – Moderate
Portfolio	Moderate Growth Portfolio	Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class R	Class R	Class R

Transamerica BlackRock Global
Transamerica Balanced	Allocation	Transamerica BlackRock Large Cap Value
Class A	Class I	Class I
Class B
Class C
Class I

Transamerica BlackRock Natural	Transamerica BNY Mellon Market	Transamerica Clarion Global Real Estate
Resources	Neutral Strategy	Securities
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Convertible Securities	Transamerica Equity	Transamerica Evergreen Health Care
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class T

Transamerica Evergreen International	Transamerica Federated Market
Small Cap	Opportunity	Transamerica Flexible Income
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Growth Opportunities	Transamerica High Yield Bond	Transamerica Jennison Growth
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I

Transamerica JPMorgan
Transamerica JPMorgan Core Bond	International Bond	Transamerica JPMorgan Mid Cap Value
Class I	Class I	Class I

Transamerica Legg Mason Partners All
Cap	Transamerica Loomis Sayles Bond	Transamerica Marsico Growth
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I

Transamerica Marsico International	Transamerica MFS International
Growth	Equity	Transamerica Money Market
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
Class I

Transamerica Multi-Manager	Transamerica Multi-Manager	Transamerica Neuberger Berman
Alternative Strategies Portfolio	International Portfolio	International
Class A	Class A	Class I
Class C	Class B
Class C

Transamerica Oppenheimer	Transamerica Oppenheimer Small-
Developing Markets	& Mid-Cap Value	Transamerica PIMCO Real Return TIPS
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Schroders
Transamerica PIMCO Total Return	International Small Cap	Transamerica Science & Technology
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I		Class I

Transamerica Short-Term Bond	Transamerica Small/Mid Cap Value	Transamerica Templeton Global
Class A	Class A	Class A
Class C	Class B	Class B
Class I	Class C	Class C
	Class I	Class I

Transamerica Thornburg
Transamerica Third Avenue Value	International Value	Transamerica UBS Dynamic Alpha
Class I	Class I	Class I

Transamerica Van Kampen Emerging
Transamerica UBS Large Cap Value	Transamerica Value Balanced	Markets Debt
Class I	Class A	Class I
Class B
Class C
Class I

Transamerica Van Kampen Mid-Cap	Transamerica Van Kampen Small
Growth	Company Growth	Transamerica WMC Emerging Markets
Class I	Class I	Class I